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                                                                    EXHIBIT 15.2


                 CONSENT OF SYSTEMES GEOSTAT INTERNATIONAL INC.


Montreal, March 30, 2005


SECURITIES AND EXCHANGE COMMISSION                ONTARIO SECURITIES COMMISSION
450 Fifth St. N. W.                               Suite 1903, Box 55
Washington, DC 20259                              20 Queen Street West
USA                                               Toronto, Ontario M5H 3S8


SUBJECT:        Our reports dated February 23, 2004
                MINERAL RESERVES AND RESOURCES




We hereby consent to the inclusion of references to our reports dated February 23, 2004, regarding the mineral reserves and resources of the Joe Mann Mine, which appear under Item 4 in the Annual Report on Form 20-F of Campbell Resources Inc. (the "Corporation") for the year ended December 31st, 2004.

SYSTEMES GEOSTAT INTERNATIONAL INC.





(s) Robert de l'Etoile
-----------------------------------------------------
Robert de l'Etoile, eng.